UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): August 15, 2016

TechCare Corp.
(Exact Name of Registrant as Specified in its Charter)

Commission File No.: 333-168527

Delaware	98-0663823
(State of Incorporation)	(I.R.S. Employer Identification No.)

23 Hamelacha Sreet, Park Afek, Rosh Ha'ain, Israel	4809173
(Address of Registrant's Office)	(ZIP Code)

Registrant's Telephone Number, including area code: +972 3 750 3060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

On January 19, 2017, TechCare Corp., f/k/a BreedIT Corp. (the "Registrant") issued and sold a total of 1,242,236 restricted shares of the Registrant's common stock, par value $0.0001 per share, for total consideration of $600,000 or $0.483 per share, as set forth below:

Name of Issuee	Date of Issuance	Number of Shares	Consideration	Price Per Share	Bases for Issuance
YMY Industry Ltd. (1)	01/19/2017	207,039	$100,000	$0.483	Subscription Agreement
Marius Nacht (2)	01/19/2017	1,035,097	$500,000	$0.483	Subscription Agreement
Total		1,242,236	$600,000

(1) The control person of YMY Industry Ltd., organized under the laws of the State of Israel, is Mr. Zvi Yemini, Chairman and CEO of the Registrant and a resident of Israel.
(2) Mr. Marius Nacht, Co-Founder and Chairman of Checkpoint Software Technologies Ltd, an Israeli-based company (NASDAQ: CHKP), is a resident of Israel.

The Registrant's issuance of the above-referenced restricted shares, without registration under the Securities Act of 1933, as amended (the "Act"), was in reliance upon the exemptions contained in Regulation S promulgated by the United States Securities and Exchange Commission (the "SEC") and Section 4(2) of the Act. The Issuees are not "U.S. Persons," as that term is defined in Rule 902 of Regulation S, and both are "accredited investors," as that term is defined in Rule 501 of Regulation D.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TechCare Corp.

By:	/s/ Zvi Yemini
Name:	Zvi Yemini
Title:	Chief Executive Officer

Date: January 24, 2017